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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                         ---------------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                               U.S. VISION, INC.

                   (Exact name of registrant in its charter)

            Delaware                                     22-3032948

    (State of incorporation)                (I.R.S. Employer Identification No.)

        1 Harmon Drive
     Blackwood, New Jersey                                  08012

(Address of principal executive offices)                  (zip code)

  If this form relates to the              If this form relates to the
  registration of a class of securities    registration of a class of securities
  pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
  Exchange Act and is effective            Exchange Act and is effective
  pursuant to General Instruction          pursuant to General Instruction
  A.(c), please check the following        A.(d), please check the following
  box.  / /                                box.  /X/

Securities Act registration statement file number to which this form relates:
333-35819

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                  Name of each exchange on which
         to be so registered                    each class to be registered
         -------------------                    ---------------------------

                NONE                                      NONE

       Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, PAR VALUE $.01 PER SHARE



                                  Page 1 of 3

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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The description of the Common Stock, par value $.01 per share of U.S. Vision, Inc., a Delaware corporation (the "Registrant") set forth under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1, Registration No. 333-35819, as filed with the Securities and Exchange Commission on September 17, 1997, any amendments to such Registration Statement filed subsequently thereto (the "Registration Statement") and any form of prospectus hereafter filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, with respect to the Registration Statement, is hereby incorporated by reference herein in response to this Item 1.

ITEM 2.           EXHIBITS

         The following exhibits are filed as part of this registration statement:

         3.1*     Restated Certificate of Incorporation of the Registrant
         3.2*     Bylaws of the Registrant
           4**    Form of Common Stock Certificate of the Registrant



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     *    Previously filed as an exhibit to the Registration Statement on Form
          S-1 of the Registrant (Registration No. 333-35819) filed on September 17, 1997.

    ** Previously filed as an exhibit to Amendment No. 1 to the Form S-1 (Registration No. 333-35819) filed on October 29, 1997.

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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

         Date:  November 18, 1997.

                                        U.S. VISION, INC.



                                        By:  /s/ William A. Schwartz, Jr.
                                             William A. Schwartz, Jr., President
                                             and Chief Executive Officer


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                                 EXHIBIT INDEX

Exhibit
Number                     Description

3.1*      Restated Certificate of Incorporation of the Registrant
3.2*      Bylaws of the Registrant
  4*      Form of Common Stock Certificate of the Registrant




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     *    Previously filed as an exhibit to the Registration Statement on Form
          S-1 of the Registrant (Registration No. 333-35819) filed on September 17, 1997.

    ** Previously filed as an exhibit to Amendment No. 1 to the Form S-1 (Registration No. 333-35819) filed on October 29, 1997.